Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-231925) of Talos Energy Inc. and in the related Prospectus;
(2)
Registration Statement (Form S-3 No. 333-248754) of Talos Energy Inc. and in the related Prospectus;
(3)
Registration Statement (Form S-3 No. 333-255489) of Talos Energy Inc. and in the related Prospectus;
(4)
Registration Statement (Form S-3 No. 333-265589) of Talos Energy Inc. and in the related Prospectus;
(5)
Registration Statement (Form S-8 No. 333-225058) pertaining to the Talos Energy Inc. Long Term Incentive Plan; and
(6)
Registration Statement (Form S-8 No. 333-256554) pertaining to the Talos Energy Inc. 2021 Long Term Incentive Plan

of our reports dated February 28, 2024, with respect to the consolidated financial statements and the financial statement schedules of Talos Energy Inc. and the effectiveness of internal control over financial reporting of Talos Energy Inc. included in this Annual Report (Form 10-K) of Talos Energy Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Houston, Texas

February 28, 2024